Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that Adam Jeffrey Smith (the “Filer”) hereby constitutes and appoints Bradley J. Wright acting as the Filer’s true and lawful attorney-in-fact to:

(1) prepare, execute and file for and on behalf of the Filer a Form ID, including any amendments thereto, and any other related documents or action necessary or appropriate to obtain or update from the Electronic Gathering and Retrieval System of the United States Securities and Exchange Commission (“SEC”), the codes, numbers and passphrases enabling the Filer to make electronic filings with the SEC;

(2) execute for and on behalf of the Filer, in the Filer’s capacity as an officer and/or director of Proficient Auto Logistics, Inc. (the “Company”) Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and rules thereunder;

(3) do and perform any and all acts for and on behalf of the Filer which may be necessary or desirable to complete the execution of any such Form ID, Form 3, 4 or 5 and other related documents and the timely filing of such forms with the SEC; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Filer, it being understood that the documents executed by any such attorney-in-fact on behalf of the Filer pursuant to this Power of Attorney shall be in such form an shall contain such terms and conditions as such attorney-in-fact may approve in any such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such attorney-in-fact or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 17, 2026.

By:	/s/ Adam Jeffrey Smith
	Name:	Adam Jeffrey Smith
	Title:	Senior Vice President Administration